Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

The following unaudited pro forma condensed consolidated financial statements gives effect to the acquisition by MediCor Ltd., a Delaware corporation (“the Company”) using the purchase method of accounting, and the assumptions and adjustments to reflect the allocation of purchase price described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based on management’s estimates of the value of the tangible and intangible assets acquired. The unaudited pro forma condensed consolidated balance sheet is based on the audited historical balance sheet of the Company and Laboratoires Eurosilicone S.A as of June 30, 2004, and has been prepared to reflect the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma condensed consolidated statement of operations consolidate the audited results of operations of the Company and the unaudited results of Eurosilicone S.A for the year ended June 30, 2004, as if the acquisition had occurred on July 1, 2003.

The unaudited pro forma condensed consolidated financial information has been prepared from, and should be read in conjunction with the historical consolidated financial statements of MediCor Ltd which can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 filed with the Securities and Exchange Commission on September 20, 2004. Laboratoires Eurosilicone S.A historical consolidated financial statements for the year ended December 31, 2003 are included elsewhere in this Form 8-K/A filing as Exhibit 99.2.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not intended to represent what the Company’s financial statements are or would have been if the acquisition had occurred on those dates or to project the Company’s financial statements for any future period. Since the Company and Laboratoires Eurosilicone S.A were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance. These statements do not reflect any additional costs or cost savings resulting from the acquisition.

MEDICOR LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2004
(EXPRESSED IN UNITED STATES DOLLARS)

		Laboratoires
	MediCor, Ltd.	Eurosilicone, S.A.	Pro Forma		Pro Forma
	as of June 30, 2004	as of June 30, 2004	Adjustments		Combined
Assets
Current assets:
Cash	$165,092	$2,296,179	$—		$2,461,271
Accounts Receivables	224,205	5,598,578	(601,427)	(a)(c)	5,221,356
Other current assets	363,806	9,263,130	(39,338)	(c)	9,587,599

Total current assets	753,104	17,157,887	(640,764)		17,270,226
Property, plant and equipment, net	261,382	—	—		261,382
Goodwill and other intangibles, net	4,070,262	—	33,455,062	(c)(h)	37,525,324
Investment advances and deferred charges	29,019,801	—	(29,019,801)	(b)	—
Investments	—	128,578	—		128,578
Total assets	$34,151,342	$17,325,152	$3,794,497		$55,270,990

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable	$35,386,112	$—	$11,000,000	(e)	46,386,112
Accounts payable	3,277,165	2,407,538	—		5,684,703
Other current liabilities	2,447,527	2,703,863	204,064	(c)	5,355,454

Total current liabilities	41,110,804	5,111,401	11,204,064		57,426,269
Other long-term liabilities	1,839,417	3,759,279	1,044,905	(c)	6,643,600

Total liabilities	42,950,221	8,870,680	12,248,969		64,069,869

Commitments and contingencies
Stockholders’ equity (deficit)
Shareholder’s equity	(8,798,879)	8,454,472	(8,454,472)	(b)(d)	(8,798,879)

Total liabilities and stockholders’ equity	$34,151,342	$17,325,152	$3,794,497		$55,270,990

     See notes to unaudited pro forma combined condensed consolidated financial statements.

MEDICOR LTD.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
AS OF JUNE 30, 2004
(EXPRESSED IN UNITED STATES DOLLARS)

		Laboratoires
	MediCor, Ltd.	Eurosilicone, S.A.	Pro Forma	Pro Forma
	as of June 30, 2004	as of June 30, 2004	Adjustments	Combined
Net sales	$1,421,583	$21,370,343	$—	$22,791,926
Cost of sales	352,538	12,008,689	—	12,361,227

Gross profit	1,069,045	9,361,654	—	10,430,699
Operating expenses:
Selling, general and administrative expenses	8,483,694	4,939,812	—	13,423,506
Research and development	2,149,049	—	—	2,149,049
Other expenses	5,686,849	—	— (f)	5,686,849

Operating income / (loss)	(15,250,547)	4,421,842	—	(10,828,705)
Net interest expense / (income)	1,195,543	405,690.00	—	1,601,233

Income / (loss) before income taxes	(16,446,090)	4,016,152	—	(12,429,938)
Income taxes	1,737	1,453,236	—	1,454,973

Net income / (loss)	(16,447,827)	2,562,916	—	(13,884,911)
Preferred dividends deemed and in arrears	118,946	—	—	118,946.00

Net income / ( loss) to common shareholders	$(16,566,773)	$2,562,916	$—	$(14,003,857)

Earnings per share data:
Weighted average shares, basic and diluted	17,633,120	—	—	17,633,120
Basic and diluted
Net loss per share	$(0.93)	$—	$—	$(0.79)
Net loss per share to common shareholders	$(0.94)	$—	$—	$(0.79)

     See notes to unaudited pro forma combined condensed consolidated financial statements.

MEDICOR LTD AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

1. BASIS OF PRESENTATION

On July 5, 2004, MediCor Ltd, a Delaware corporation (the “Company”) completed its acquisition of Laboratoires Eurosilicone S.A (“Eurosilicone”) from its shareholders (the “Sellers”). Pursuant to the Agreement for the Sale and Purchase of the Shares Laboratoires Eurosilicone S.A., dated May 17, 2004, (the “SPA”) by and between the Company and the Sellers, the Company purchased 100% of the shares of Eurosilicone for an undisclosed amount of cash, which was primarily financed by additional loans from III, LLC, an affiliate of the Company’s chairman and founder. In addition, the Sellers may be entitled to further compensation if certain revenue targets are achieved by Eurosilicone over the next three years subject to the continuing accuracy of the representations and warranties of the Sellers in the SPA.

Eurosilicone manufactures its medical device products in Apt, France, and distributes them to approximately 70 countries throughout Europe, Asia, Mexico, Central and South America and Africa, with more than 90% of sales derived from breast implant products. Eurosilicone has approximately 17 percent of the breast implant market outside the United States, where it competes predominantly with Inamed Corporation and Mentor Corporation. Approximately 180 persons are employed in its two ISO-certified manufacturing facilities in France, which comprise about 44,100 square feet of space.

The consideration the Company paid to the Sellers pursuant to the SPA was determined pursuant to arms’ length negotiations and the Company’s management relied on representations made by Eurosilicone’s management, the Sellers and other documents and information provided to the Company. The Company’s management and Board considered various factors to determine the amount of consideration appropriate for the acquisition, including the potential benefit of the transaction to the Company’s shareholders.

The unaudited pro forma condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information not misleading.

These columns below include Laboratoires Eurosilicone S.A.’s historical unaudited consolidated financial statements. The consolidated balance sheet for the six months ended June 30, 2004 was derived from unaudited consolidated financial statements. The balance sheet, reported in euros, was translated to U.S. dollars at the exchange rate of $1.2155 per euro at June 30, 2004. The unaudited consolidated statement of income of Eurosilicone for the six months ended June 30, 2004 was derived from unaudited consolidated financial statements. The statement of income, reported in euros, was translated to U.S. dollars using the average exchange rate of $1.20 per euro.

The columns below reflect the adjustments and reclassifications necessary to convert Eurosilicone’s historical financial statements from French GAAP to U.S. GAAP for presentation in the Unaudited Pro Forma Condensed Financial Statements.

2. PURCHASE PRICE ALLOCATION

The unaudited pro forma condensed consolidated financial statements reflect various purchase price allocations. In accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), the total purchase price was allocated to the tangible and intangible assets of Eurosilicone based upon their estimated fair values at the acquisition date with the excess purchase price allocated to goodwill. The following table summarizes the components of the total purchase price and the allocation as of the date of acquisition:

	Book Value of	Preliminary
	Assets Acquired /	Purchase Price	Preliminary
	Liabilities Assumed	Allocation	Fair Value
Cash and cash equivalents	$2,296,179	$—	$2,296,179
Accounts receivables	5,598,578	(671,198)	4,927,381
Other current assets	3,661,130	(39,338)	3,621,792
Total current assets	11,555,887	(710,535)	10,845,352
PP&E	5,602,000	—	5,602,000
Investments	128,578	—	128,578
Goodwill	—	32,842,632	32,842,632
Other long term assets	38,687	—	38,687
Total assets	17,325,152	32,132,097	49,457,249
Accounts payables	2,407,538	—	2,407,538
Other current liabilities	2,703,863	204,064	2,907,927
Long term liabilities	3,759,279	1,044,905	4,804,184
Shareholders’ equity	8,454,472	(8,454,472)	—
		39,337,600	39,337,600
Total Liabilities and Shareholders’ equity	$17,325,152	$32,132,097	$49,457,249

The unaudited pro forma condensed financial statements are not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed as of the dates indicated, nor are they necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the unaudited pro forma condensed consolidated financial statements are based on a preliminary valuation that has been made solely for purposes of developing the pro forma financial information and is based upon currently available information. Such a valuation is subject to final adjustments. Accordingly, the actual adjustments to be recorded in connection with the final purchase price allocation may differ from the pro forma adjustments reflected in the unaudited pro forma condensed financial statements, and any such differences may be material.

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), goodwill will not be amortized and will be tested for impairment at least annually. The amounts contained in the purchase price allocation may change as additional information becomes available regarding the assets and liabilities acquired. The purchase price allocations are expected to be finalized before the end of the third fiscal quarter. Any change in the fair value of the net assets will change the amount of the purchase price allocable to goodwill.

3. PROFORMA ADJUSTMENTS

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet as of July 6, 2004.

(a)	To record an additional receivable associated with the acquisition.

(b)	To eliminate inter-company consolidated transactions.

(c)	To reflect the purchase price allocation as described above.

(d)	To eliminate historical shareholders’ equity of Laboratoires Eurosilicone S.A

(e)	To record additional funding received for the acquisition.

(f)	Reflects several one time reserves as of June 30, 2004 which was not adjusted in the pro forma statements above.

(g)	Does not reflect any contingent performance payments provided for in the SPA.

(h)	To reflect an adjustment of deferred charges allocated to goodwill.